Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of Amendment No. 2 to the attached statement on Schedule 13D and to all amendments to such statement.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement on June 30, 2015.

CISCO SYSTEMS INTERNATIONAL B.V.

By:	/s/ Evan Sloves
Evan Sloves
Attorney in Fact*

CISCO SYSTEMS NETHERLANDS HOLDINGS B.V.

By:	/s/ Evan Sloves
Evan Sloves
Attorney in Fact**

CISCO SYSTEMS INTERNATIONAL SARL

By:	/s/ Evan Sloves
Evan Sloves***
Attorney in Fact

CISCO SYSTEMS GLOBAL HOLDINGS LTD.

By:	/s/ Evan Sloves
Evan Sloves
Attorney in Fact****

CISCO WORLDWIDE HOLDINGS LTD.

By:	/s/ Evan Sloves
Evan Sloves
Attorney in Fact*****

CISCO TECHNOLOGY, INC.

By:	/s/ Evan Sloves
Evan Sloves
President

*	Signed pursuant to Power of Attorney dated October 31, 2013, included as Exhibit B to this Schedule 13D.
**	Signed pursuant to Power of Attorney dated April 8, 2014, included as Exhibit C to this Schedule 13D.
***	Signed pursuant to Power of Attorney dated April 10, 2014, included as Exhibit D to this Schedule 13D.
****	Signed pursuant to Power of Attorney dated April 10, 2014, included as Exhibit E to this Schedule 13D.
*****	Signed pursuant to Power of Attorney dated April 10, 2014, included as Exhibit F to this Schedule 13D.

CISCO SYSTEMS, INC.

By:	/s/ Kelly A. Kramer
Kelly A. Kramer
Executive Vice President and Chief Financial Officer